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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 20, 2000


                      BROOKDALE LIVING COMMUNITIES, INC.
            (Exact name of registrant as specified in its charter)


         DELAWARE                       0-22253             36-4103821
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 (State or other jurisdiction of    (Commission File     (I.R.S. Employer
  incorporation or organization)        Number)          Identification No.)

  330 North Wabash Avenue, Suite 1400, Chicago, Illinois            60611
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    (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (312) 977-3700


              77 West Wacker Drive, Suite 4400, Chicago, Illinois  60601
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       (Former name or former address, if changed since last report)
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ITEM 5.   OTHER EVENTS.

     In a press release, dated April 20, 2000 (the "Press Release"), Brookdale Living Communities, Inc. (the "Company") announced that The Prime Group Inc. and certain of its affiliates have agreed to sell 3,916,850 of their shares of the Company's common stock, representing approximately 39.8% of the Company's outstanding shares, to Fortress Registered Investment Trust ("Fortress"), pursuant to a Stock Purchase Agreement by and among Fortress, the Company, Michael W. Reschke, The Prime Group, Inc., Prime Group II, L.P., Prime Group VI, L.P. and PGLP, Inc., dated as of April 20, 2000 (the "Stock Purchase Agreement"). The aggregate purchase price for the shares is $58,752,750, or $15 per share. In addition, Fortress has agreed to purchase from The Prime Group, Inc. and Michael W. Reschke, the Company's Chairman and the principal shareholder of The Prime Group Inc., up to an additional 87,500 shares of the Company's common stock which are subject to certain options for an aggregate purchase price of up to $1,312,500, or $15 per share. Completion of the sale is subject to certain customary closing conditions, including satisfaction of the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act. Upon completion of the sale, Mr. Reschke will resign from the Company's board of directors, and two of Fortress' designees will be elected to the Company's board to fill the vacancy created by Mr. Reschke's resignation and to fill the currently existing vacancy on the board.

     The transaction was approved by an independent committee of the Company's board of director's based on, among other things, the execution of a standstill agreement by and between Fortress and the Company, dated as of April 20, 2000 (the "Standstill Agreement"). The Standstill Agreement provides that Fortress may not acquire during its term additional shares of the Company's common stock or engage in other activity designed to acquire control of the Company, except in the context of a cash tender offer for all of the Company's shares at not less than $15 per share, which cannot occur without the board's consent prior to July 5, 2000. The Standstill Agreement terminates after two years or earlier if Fortress acquires a majority of the Company's Common Stock.

     A copy of the Standstill Agreement, the Press Release and the Stock Purchase Agreement are attached hereto as Exhibits 10.1, 99.1 and 99.2, respectively, and are incorporated herein by reference.

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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits:

 Exhibit
   No.                 Description
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   10.1                Standstill Agreement, dated as of April 20, 2000, by and
                       between Fortress Registered Investment Trust and
                       Brookdale Living Communities, Inc.

   99.1                Press Release of Brookdale Living Communities, Inc. dated
                       April 20, 2000.

   99.2 Stock Purchase Agreement, dated as of April 20, 2000, by and among Fortress Registered Investment Trust, Brookdale Living Communities, Inc., Michael W. Reschke, The Prime Group, Inc., Prime Group II, L.P., Prime Group VI, L.P. and PGLP, Inc. dated as of April 20, 2000


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      BROOKDALE LIVING COMMUNITIES, INC.
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                                      Registrant


Dated: April 21, 2000                 By:  /s/ Robert J. Rudnik
                                           --------------------
                                           Robert J. Rudnik
                                           Executive Vice President,
                                           General Counsel and Secretary

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